EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2005 (except as to the third paragraph of Note 13, as to which the date is February 11, 2005) relating to the consolidated financial statements and financial statement schedules, which appears in Tut System’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

August 16, 2005